EXHIBIT 99.1
Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
FOR IMMEDIATE RELEASE
Media Contact:
Deborah Spak, (847) 948-2349
Investor Contacts:
Mary Kay Ladone, (847) 948-3371
Clare Trachtman, (847) 948-3085
BAXTER REPORTS SOLID FIRST QUARTER FINANCIAL RESULTS AND RAISES FULL-YEAR OUTLOOK
Company Continues to Advance Product Pipeline with Increased Investment in Research & Development
     DEERFIELD, Ill., April 17, 2008 – Baxter International Inc. (NYSE:BAX) today reported solid financial results for the first quarter of 2008, and raised its financial outlook for the full year.
     For the first quarter, Baxter reported net income of $429 million, a 6 percent increase compared to $403 million in the first quarter of 2007. Earnings per diluted share of $0.67 increased 10 percent from $0.61 per diluted share reported last year. These results include an after-tax charge of $45 million, or $0.07 per diluted share, for additional costs associated with the company’s COLLEAGUE infusion pump remediation program due to an expected delay in recommercialization in the United States.
     On an adjusted basis, Baxter’s net income of $474 million increased 18 percent. Adjusted earnings per diluted share of $0.74 increased 21 percent versus the prior year period and compares favorably to the guidance previously provided of $0.71 to $0.73 per diluted share.
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BAXTER REPORTS STRONG FIRST QUARTER — Page 2
This performance was the result of improved margins due to enhanced business and product mix, improved pricing, continued manufacturing cost improvements and favorable foreign exchange.
     Baxter’s worldwide sales totaled $2.9 billion in the first quarter, an increase of 8 percent (or 2 percent excluding the impact of foreign exchange). Excluding revenues from Transfusion Therapies, a business the company divested in the first quarter of 2007, Baxter’s global sales increased 10 percent (or 4 percent excluding foreign exchange) versus the prior year.
     In Baxter’s BioScience business, positive momentum continued in the first quarter with revenues totaling $1.2 billion, an increase of 13 percent, reflecting strong double-digit sales growth across all product categories. Driving this performance was robust growth from several products used for the treatment of hemophilia and immune disorders, including ADVATE [Antihemophilic Factor (Recombinant), Plasma/Albumin-Free Method (rAHF-PFM)] and immune globulin intravenous (IGIV), as well as solid growth from other plasma-based therapies, biosurgery products and vaccines.
     Medication Delivery sales grew 8 percent in the quarter to $1.1 billion, with strong global sales of intravenous and nutritional therapies, and significant growth in international sales of anesthesia products and injectable drugs. Renal sales increased 6 percent to $558 million.
     Baxter’s investment in research and development of $190 million increased 19 percent in the first quarter as the company continues to advance its product pipeline across its business portfolio.
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BAXTER REPORTS STRONG FIRST QUARTER — Page 3
     “Our strong and improving financial position reflects the continuing momentum in our business,” said Robert L. Parkinson, Jr., chairman and chief executive officer. “Our favorable outlook for the full year allows us to continue to accelerate our investments in research and development programs that will improve treatment for patients, expand access to care and enhance the quality of life for people around the world.”
     Since the beginning of the year, Baxter has achieved a number of commercial, clinical and regulatory milestones, including:
•	U.S. Food and Drug Administration (FDA) approval of ARTISS [Fibrin Sealant (Human)], the first and only slow-setting fibrin sealant indicated for use in adhering skin grafts in adult and pediatric burn patients.

•	The launch of GELFOAM ® Plus Hemostasis Kit (absorbable gelatin sponge, USP and human thrombin), which is indicated as a hemostatic device for surgical procedures when control of capillary, venous, and arteriolar bleeding by pressure, ligature and conventional procedures is ineffective or impractical.

•	The launch of the company’s V-Link Luer-activated device (LAD) with VitalShield protective coating, the first needleless IV connector containing an antimicrobial coating. The protective coating has been shown to kill on average 99.9 percent of specific common pathogens (infection-causing microorganisms) within the device that are known to cause catheter-related blood stream infections, including the highly treatment-resistant bacteria called methicillin-resistant Staphylococcus aureus, or MRSA.

•	The announcement of preliminary results of a Phase I/II clinical trial, in which subcutaneous infusion (under the skin) of GAMMAGARD LIQUID [Immune Globulin Intravenous (Human)] (IGIV) with Enhanze™ Technology enabled administration of a full monthly dose via a single site to patients with primary immunodeficiency (PID).
Second Quarter and Full-Year 2008 Outlook
     Baxter also announced today that it is raising its earnings outlook for full-year 2008. The company continues to expect sales growth, excluding the impact of foreign exchange, of 5 to 6 percent. Excluding Transfusion Therapies from both 2007 and 2008 and excluding foreign
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BAXTER REPORTS STRONG FIRST QUARTER — Page 4
exchange, the company expects sales growth of approximately 6 to 7 percent. Baxter now expects to achieve earnings per diluted share of $3.18 to $3.24, before any special items, and cash flow from operations of approximately $2.6 billion. Previously, the company had provided earnings guidance of $3.10 to $3.18 per diluted share, excluding special items, and expected to generate cash flow from operations of more than $2.5 billion.
     For the second quarter of 2008, Baxter expects sales growth of 4 to 5 percent, excluding the impact of foreign exchange, and earnings per diluted share, before any special items, of $0.81 to $0.83.
     A webcast of Baxter’s first quarter conference call for investors can be accessed live from a link on the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on April 17, 2008. Please visit Baxter’s website for more information regarding this and future investor events and webcasts, including investor presentations, and the company’s Annual Meeting of Shareholders to be held in Chicago on May 6, 2008.
     Baxter International Inc., through its subsidiaries, assists healthcare professionals and their patients with the treatment of complex medical conditions, including hemophilia, immune disorders, cancer, infectious diseases, kidney disease, trauma and other conditions. The company applies its expertise in medical devices, pharmaceuticals and biotechnology to make a meaningful difference in patients’ lives.
     This release includes forward-looking statements concerning the company’s financial results. The statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance risks for new and existing products, such as ADVATE, and other technologies; future actions of regulatory bodies and other governmental authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in sanctions; product quality or patient safety concerns leading to product recalls, withdrawals,
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BAXTER REPORTS STRONG FIRST QUARTER — Page 5
launch delays, litigation, or declining sales; product development risks; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; the impact of geographic and product mix on the company’s sales; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; reimbursement policies of government agencies and private payers; the availability of acceptable raw materials and component supply; the ability to enforce company patents; patents of third parties preventing or restricting the company’s manufacture, sale or use of affected products or technology; foreign currency fluctuations and other risks identified in the company’s most recent filing on Form 10-K and other Securities and Exchange Commission filings, all of which are available on the company’s website. The company does not undertake to update its forward-looking statements. Financial schedules are attached to this release and available on the company’s website.
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BAXTER — PAGE 6
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
Three Months Ended March 31, 2008 and 2007
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended
	March 31,
	2008		2007	Change
NET SALES	$2,877		$2,675	8%

COST OF GOODS SOLD	1,497	[1]	1,409	6%

GROSS PROFIT	1,380		1,266	9%

% of Sales	48.0%		47.3%	0.7 pts

MARKETING AND ADMINISTRATIVE EXPENSES	640		583	10%
% of Sales	22.2%		21.8%	0.4 pts

RESEARCH AND DEVELOPMENT EXPENSES	190		159	19%
% of Sales	6.6%		5.9%	0.7 pts

NET INTEREST EXPENSE	17		5	240%

OTHER INCOME, NET	(1)	[2]	(10)[2]	(90% )

PRE-TAX INCOME	534		529	1%

INCOME TAX EXPENSE	105		126	(17% )

% of Pre-Tax Income	19.7%		23.8%	(4.1 pts)

NET INCOME	$429		$403	6%

BASIC EPS	$0.68		$0.62	10%

DILUTED EPS	$0.67		$0.61	10%

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic	632		650
Diluted	644		659

ADJUSTED PRE-TAX INCOME (excluding specified item)	$587	[3]	$529	11%

ADJUSTED NET INCOME (excluding specified item)	$474	[3]	$403	18%

ADJUSTED DILUTED EPS (excluding specified item)	$0.74	[3]	$0.61	21%

1	Cost of Goods Sold in 2008 included charges of $53 million ($45 million, or $0.07 per diluted share, on an after-tax basis) related to COLLEAGUE infusion pumps and $19 million ($11 million, or $0.02 per diluted share, on an after-tax basis) related to the company’s recall of heparin sodium injection vial products in the United States.

2	Other Income, Net in 2008 included income of $16 million ($10 million, or $0.02 per diluted share, on an after-tax basis) due to the finalization of the net assets transferred in the divestiture of the Transfusion Therapies (TT) business. Other Income, Net in 2007 included income of $23 million, reflecting a gain on the sale of the TT business of $58 million less related charges of $35 million. The after-tax impact of the gain and related charges in 2007 was $6 million of income, or $0.01 per diluted share.

3	Refer to page 7 for a description of the adjustment and a reconciliation to GAAP (generally accepted accounting principles) measures.
Non-GAAP Financial Measures: The non-GAAP financial measures contained in this press release (pre-tax income, net income and per-share earnings, excluding certain items) adjust for factors that are unusual or nonrecurring. Unusual or nonrecurring items can be highly variable, difficult to predict, and of a size that may substantially impact the company’s reported operations for a period. Management believes that non-GAAP financial measures can facilitate a fuller analysis of the company’s results of operations, particularly in evaluating performance period over period. Management uses these non-GAAP financial measures internally in financial planning, to monitor business unit performance, and in evaluating management performance. Refer to the company’s filing on Form 8-K of today’s date for additional information.

BAXTER — PAGE 7
BAXTER INTERNATIONAL INC.
Note to Consolidated Statement of Income
Three Months Ended March 31, 2008
Description of Adjustment and Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in millions, except per share and percentage data)
The company’s GAAP results for the three months ended March 31, 2008 included a charge related to COLLEAGUE infusion pumps, which impacted the results as follows:

		Income
	Pre-tax	Tax	Net	Diluted
	Income	Expense	Income	EPS
GAAP	$534	$105	$429	$0.67
COLLEAGUE infusion pump charge(A)	53	8	45	0.07

Excluding specified item	$587	$113	$474	$0.74

Effective tax rate		19.3%

(A)	Included in the Cost of Goods Sold line in the accompanying consolidated statement of income. Excluding this charge, adjusted gross profit was $1,433 and the adjusted gross profit percentage was 49.8%.

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Condensed Consolidated Balance Sheets
(unaudited)
($ in millions)

	March 31, 2008	December 31, 2007
Assets
Cash and equivalents	$1,736	$2,539
Receivables	2,096	2,026
Inventories	2,536	2,334
Other current assets	645	656

Total current assets	7,013	7,555

Property, plant and equipment, net	4,633	4,487
Other long-term assets	3,326	3,252

Total assets	$14,972	$15,294

Liabilities and Shareholders’ Equity
Short-term debt	$141	$425
Other current liabilities	3,095	3,387
Long-term debt	2,731	2,664
Other long-term liabilities	2,008	1,902
Shareholders’ equity	6,997	6,916

Total liabilities and shareholders’ equity	$14,972	$15,294

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Cash Flows from Operations and Changes in Net Debt
(unaudited)
($ in millions)

Cash Flows from Operations
(Brackets denote cash outflows)

	Three Months Ended March 31,
	2008	2007
Net income	$429	$403
Adjustments
Depreciation and amortization	156	140
Deferred income taxes	61	(13)
Stock compensation	38	27
Infusion pump charge	53	—
Other	9	4
Changes in balance sheet items
Receivables	18	(98)
Inventories	(105)	(128)
Accounts payable and accrued liabilities	(341)	(158)
Restructuring payments	(12)	(3)
Other	56	41

Cash flows from operations	$362	$215

Changes in Net Debt
Increase (decrease)

	Three Months Ended March 31,
	2008	2007
Net debt, beginning of period	$550	$316

Cash flows from operations	(362)	(215)
Capital expenditures	157	93
Dividends	138	380
Proceeds from sale of Transfusion Therapies business	—	(421)
Proceeds from stock issued under employee benefit plans	(112)	(201)
Purchases of treasury stock	545	270
Acquisitions of and investments in businesses and technologies	61	31
Payments relating to settlements of cross-currency swaps	169	147
Other, including the effect of exchange rate changes	(10)	(64)

Increase in net debt	586	20

Net debt, March 31	$1,136	$336

Key statistics, March 31:
Days sales outstanding	56.3	55.3
Inventory turns	2.3	2.6

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Net Sales
Periods Ending March 31, 2008 and 2007
(unaudited)
($ in millions)

	Q1	Q1	% Growth @		% Growth @
	2008	2007	Actual Rates		Constant Rates

BioScience[1]
United States	$547	$484	13%		13%
International	663	588	13%		3%
Total	$1,210	$1,072	13%		8%

Medication Delivery
United States	$503	$515	(2%	)	(2%	)
International	562	475	18%		8%
Total	$1,065	$990	8%		2%

Renal
United States	$98	$97	1%		1%
International	460	428	7%		(2%	)
Total	$558	$525	6%		(2%	)

Baxter excluding Transfusion Therapies
United States	$1,148	$1,096	5%		5%
International	1,685	1,491	13%		3%
Total	$2,833	$2,587	10%		4%

Transfusion Therapies[2]
United States	$31	$43	(28%	)	(28%	)
International	13	45	(71%	)	(73%	)
Total	$44	$88	(50%	)	(51%	)

Baxter International Inc.
United States	$1,179	$1,139	4%		4%
International	1,698	1,536	11%		1%
Total	$2,877	$2,675	8%		2%

1	Prior year BioScience sales data has been reclassified as described in Note 2.

2	The Transfusion Therapies (TT) business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Key Product Line Sales
Periods Ending March 31, 2008 and 2007
(unaudited)
($ in millions)

	Q1	Q1	% Growth @	% Growth @
	2008	2007	Actual Rates	Constant Rates

BioScience
Recombinants	$436	$388	12%	8%
Plasma Proteins	260	225	16%	10%
Antibody Therapy	286	222	29%	25%
Regenerative Medicine[1]	94	82	15%	10%
Other[2]	134	155	(14%)	(22%)

Total BioScience[3]	$1,210	$1,072	13%	8%

Medication Delivery
IV Therapies	$371	$320	16%	8%
Global Injectables	368	361	2%	(2%)
Infusion Systems	220	209	5%	1%
Anesthesia	99	89	11%	7%
Other	7	11	(36%)	(36%)

Total Medication Delivery	$1,065	$990	8%	2%

Renal
PD Therapy	$445	$419	6%	(1%)
HD Therapy	113	106	7%	(2%)

Total Renal	$558	$525	6%	(2%)

Baxter excluding Transfusion Therapies	$2,833	$2,587	10%	4%

Transfusion Therapies[4]	$44	$88	(50%)	(51%)

TOTAL BAXTER	$2,877	$2,675	8%	2%

1	Previously referred to as BioSurgery.

2	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of BeneFIX ceased as of June 30, 2007.

3	Prior year BioScience sales data has been reclassified as described in Note 4.

4	The TT business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Key Product Line Sales by US and International
Periods Ending March 31, 2008 and 2007
(unaudited)
($ in millions)

	Q1 2008			Q1 2007			% Growth
	US	International	Total	US	International	Total	US		International		Total

BioScience
Recombinants	$199	$237	$436	$179	$209	$388	11%		13%		12%
Plasma Proteins	92	168	260	88	137	225	5%		23%		16%
Antibody Therapy	199	87	286	159	63	222	25%		38%		29%
Regenerative Medicine[1]	47	47	94	43	39	82	9%		21%		15%
Other[2]	10	124	134	15	140	155	(33%	)	(11%	)	(14%	)

Total BioScience[3]	$547	$663	$1,210	$484	$588	$1,072	13%		13%		13%

Medication Delivery
IV Therapies	$111	$260	$371	$101	$219	$320	10%		19%		16%
Global Injectables	200	168	368	227	134	361	(12%	)	25%		2%
Infusion Systems	131	89	220	122	87	209	7%		2%		5%
Anesthesia	58	41	99	60	29	89	(3%	)	41%		11%
Other	3	4	7	5	6	11	(40%	)	(33%	)	(36%	)

Total Medication Delivery	$503	$562	$1,065	$515	$475	$990	(2%	)	18%		8%

Renal
PD Therapy	$71	$374	$445	$69	$350	$419	3%		7%		6%
HD Therapy	27	86	113	28	78	106	(4%	)	10%		7%

Total Renal	$98	$460	$558	$97	$428	$525	1%		7%		6%

Baxter excluding Transfusion Therapies	$1,148	$1,685	$2,833	$1,096	$1,491	$2,587	5%		13%		10%

Transfusion Therapies[4]	$31	$13	$44	$43	$45	$88	(28%	)	(71%	)	(50%	)

TOTAL BAXTER	$1,179	$1,698	$2,877	$1,139	$1,536	$2,675	4%		11%		8%

1	Previously referred to as BioSurgery.

2	Principally includes vaccines, sales of plasma to third parties, and recombinant FIX (BeneFIX). Sales of BeneFIX ceased as of June 30, 2007.

3	Prior year BioScience sales data has been reclassified as described in Note 4.

4	The TT business was sold on February 28, 2007. The results of operations of the TT business were previously reported in the BioScience business. The TT totals above include sales of TT products through the date of divestiture, as well as revenues associated with manufacturing, distribution and other services provided by the company to the buyer of the TT business post-divestiture.